Exhibit 99.1

RXO Announces First-Quarter Results,
Including Double-Digit Brokerage Volume Growth
for Fourth-Consecutive Quarter
•Brokerage volume increased by 11% year-over-year, with full-truckload volume growth of 8% and less-than-truckload volume growth of 29% year-over-year
•Brokerage and companywide gross margin improved every month as the quarter progressed
•Companywide gross margin of 17.4%; brokerage gross margin of 14.2%
•Companywide sales pipeline the largest it has been in four years

CHARLOTTE, N.C. — May 2, 2024 — RXO (NYSE: RXO) today announced its financial results for the first quarter of 2024.
Drew Wilkerson, chief executive officer of RXO, said, “RXO continued to deliver exceptional brokerage volume growth and strong margin performance in the first quarter of 2024, despite persistent softness in the freight market. Our brokerage business achieved double-digit volume growth for the fourth-consecutive quarter, with gross margin of 14.2%. Our complementary services continued to perform well, and our companywide sales pipeline is the largest it’s been in four years.
“We remain focused on gaining profitable market share, making strategic investments and staying disciplined on cost,” Wilkerson said. “In the first quarter, gross margin increased every month, and we enter the second quarter with improved momentum. We expect to deliver a significant increase in adjusted EBITDA sequentially. RXO is well positioned to continue to outperform and deliver significant earnings growth when the market improves.”
Companywide Results
RXO’s revenue was $0.9 billion for the first quarter, compared to $1.0 billion in the first quarter of 2023. Gross margin was 17.4%, compared to 18.7% in the first quarter of 2023.
The company reported a first-quarter 2024 GAAP net loss of $15 million, compared to $0 of net income in the first quarter of 2023. The first-quarter 2024 GAAP net loss included $12 million in transaction, integration and restructuring costs. The adjusted net loss in the quarter was $4 million, compared to adjusted net income of $13 million in the first quarter of 2023.
Adjusted EBITDA was $15 million, compared to $37 million in the first quarter of 2023. Adjusted EBITDA margin was 1.6%, compared to 3.7% in the first quarter of 2023.
Transaction, integration and restructuring costs, and amortization of intangibles, impacted GAAP earnings per share by $0.10, net of tax. For the first quarter, RXO reported a GAAP diluted loss per share of $0.13. The adjusted diluted loss per share was $0.03.
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Brokerage
RXO’s brokerage business grew volume 11% year-over-year in the first quarter, including full truckload volume growth of 8% and less-than-truckload volume growth of 29%. Brokerage gross margin was 14.2% in the first quarter.
Brokerage contract volume increased by 18% year-over-year in the first quarter.
The company expects brokerage volumes to continue to grow on a year-over-year basis in the second quarter of 2024.
Complementary Services
RXO’s complementary services gross margin was 20.6% for the quarter, down 20 basis points year-over-year. Loads provided by RXO’s managed transportation business to its brokerage business increased year-over-year.
Second-Quarter Outlook
RXO expects second-quarter 2024 companywide adjusted EBITDA to be between $24 million and $30 million. The company expects second-quarter 2024 brokerage gross margin to be between 13% and 15%.
Conference Call
The company will hold a conference call and webcast on Thursday, May 2 at 8 a.m. Eastern Daylight Time. Participants can call in toll-free (from U.S./Canada) at 1-888-259-6580; international callers dial +1-416-764-8624. The conference ID is 34295742.
A live webcast of the conference call will be available on the investor relations area of the company’s website, http://investors.rxo.com. A replay of the conference call will be available through May 23, 2024, by calling toll-free (from U.S./Canada) 1-877-674-7070; international callers dial +1-416-764-8692. Use the passcode 295742#. Additionally, the call will be archived on http://investors.rxo.com.
About RXO
RXO (NYSE: RXO) is a leading provider of asset-light transportation solutions. RXO offers tech-enabled truck brokerage services together with complementary solutions including managed transportation, freight forwarding and last mile delivery. The company combines massive capacity and cutting-edge technology to move freight efficiently through supply chains across North America. The company is headquartered in Charlotte, N.C. Visit RXO.com for more information and connect with RXO on Facebook, X, LinkedIn, Instagram and YouTube.
Media Contact
Erin Kelly
erin.kelly@rxo.com

Investor Contact
Kevin Sterling
kevin.sterling@rxo.com

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Non-GAAP Financial Measures
We provide reconciliations of the non-GAAP financial measures contained in this release to the most directly comparable measure under GAAP, which are set forth in the financial tables attached to this release.

The non-GAAP financial measures in this release include: adjusted earnings before interest, taxes, depreciation and amortization (“adjusted EBITDA”); adjusted EBITDA margin; and adjusted net income (loss) and adjusted diluted earnings (loss) per share (“adjusted EPS”).

We believe that these adjusted financial measures facilitate analysis of our ongoing business operations because they exclude items that may not reflect, or are unrelated to, RXO’s core operating performance, and may assist investors with comparisons to prior periods and assessing trends in our underlying businesses. Other companies may calculate these non-GAAP financial measures differently, and therefore our measures may not be comparable to similarly titled measures of other companies. These non-GAAP financial measures should only be used as supplemental measures of our operating performance.

Adjusted EBITDA, adjusted EBITDA margin, adjusted net income (loss) and adjusted EPS include adjustments for transaction and integration costs, as well as restructuring costs and other adjustments as set forth in the attached tables. Management uses these non-GAAP financial measures in making financial, operating and planning decisions and evaluating RXO’s ongoing performance.

We believe that adjusted EBITDA and adjusted EBITDA margin improve comparability from period to period by removing the impact of our capital structure (interest and financing expenses), asset base (depreciation and amortization), tax impacts and other adjustments that management has determined do not reflect our core operating activities and thereby assist investors with assessing trends in our underlying business. We believe that adjusted net income (loss) and adjusted EPS improve the comparability of our operating results from period to period by removing the impact of certain costs that management has determined do not reflect our core operating activities, including amortization of acquisition-related intangible assets, transaction and integration costs, restructuring costs and other adjustments as set out in the attached tables, and thereby may assist investors with comparisons to prior periods and assessing trends in our underlying business.

With respect to our financial outlook for the second quarter of 2024 adjusted EBITDA, a reconciliation of this non-GAAP measure to the corresponding GAAP measure is not available without unreasonable effort due to the variability and complexity of the reconciling items described above that we exclude from this non-GAAP measure. The variability of these items may have a significant impact on our future GAAP financial results and, as a result, we are unable to prepare the forward-looking statement of income and statement of cash flows prepared in accordance with GAAP that would be required to produce such a reconciliation.
Forward-looking Statements
This release includes forward-looking statements, including statements relating to our 2024 outlook. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. In some cases, forward-looking statements can be identified by the use of forward-looking terms such as "anticipate," "estimate," "believe," "continue," "could," "intend," "may," "plan," "predict," "should," "will," "expect," "project," "forecast," "goal," "outlook," "target,” or the negative of these terms or other comparable terms. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances.

These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause or contribute to a material difference include the risks discussed in our filings with the SEC and the following: competition and pricing pressures; economic conditions generally; fluctuations in fuel prices; increased carrier prices; severe weather, natural disasters, terrorist attacks or similar incidents that cause material disruptions to our operations or the operations of the third-party carriers and independent contractors with which we contract; our dependence on third-party carriers and independent contractors; labor disputes or organizing efforts affecting our workforce and those of our third-party carriers; legal and regulatory challenges to the status of the third-party carriers with which we contract, and their delivery workers, as independent contractors, rather than employees; our ability to develop and implement suitable information technology systems and prevent failures in or breaches of such systems; the impact of potential cyber-attacks and information technology or data security breaches; issues related to our intellectual property rights; our ability to access the capital markets and generate sufficient cash flow to satisfy our debt obligations; litigation that may adversely affect our business or reputation; increasingly stringent laws protecting the environment, including transitional risks relating to climate change, that impact our third-party carriers; governmental regulation and political conditions; our ability to attract and retain qualified personnel; our ability to successfully implement our cost and revenue initiatives and other strategies; our ability to successfully manage our
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growth; our reliance on certain large customers for a significant portion of our revenue; damage to our reputation through unfavorable publicity; our failure to meet performance levels required by our contracts with our customers; the inability to achieve the level of revenue growth, cash generation, cost savings, improvement in profitability and margins, fiscal discipline, or strengthening of competitiveness and operations anticipated or targeted; a determination by the IRS that the distribution or certain related separation transactions should be treated as taxable transactions; and the impact of the separation on our businesses, operations and results. All forward-looking statements set forth in this release are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to or effects on us or our business or operations. Forward-looking statements set forth in this release speak only as of the date hereof, and we do not undertake any obligation to update forward-looking statements to reflect subsequent events or circumstances, changes in expectations or the occurrence of unanticipated events, except to the extent required by law.
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RXO, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended March 31,
(Dollars in millions, shares in thousands, except per share amounts)	2024	2023
Revenue	$913	$1,010
Cost of transportation and services (exclusive of depreciation and amortization)	699	759
Direct operating expense (exclusive of depreciation and amortization)	53	61
Sales, general and administrative expense	145	153
Depreciation and amortization expense	16	18
Transaction and integration costs	1	6
Restructuring costs	11	8
Operating income (loss)	$(12)	$5
Other expense	1	—
Interest expense, net	8	8
Loss before income taxes	$(21)	$(3)
Income tax benefit	(6)	(3)
Net income (loss)	$(15)	$—

Earnings (loss) per share data
Basic earnings (loss) per share	$(0.13)	$—
Diluted earnings (loss) per share	$(0.13)	$—

Weighted-average common shares outstanding
Basic weighted-average common shares outstanding	117,217	116,600
Diluted weighted-average common shares outstanding	117,217	119,369
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RXO, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

	March 31,	December 31,
(Dollars in millions, shares in thousands, except per share amounts)	2024	2023
ASSETS
Current assets
Cash and cash equivalents	$7	$5
Accounts receivable, net of $10 and $12 in allowances, respectively	716	743
Other current assets	47	48
Total current assets	770	796
Long-term assets
Property and equipment, net of $305 and $293 in accumulated depreciation, respectively	121	124
Operating lease assets	200	195
Goodwill	630	630
Identifiable intangible assets, net of $121 and $118 in accumulated amortization, respectively	65	68
Other long-term assets	13	12
Total long-term assets	1,029	1,029
Total assets	$1,799	$1,825
LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$372	$414
Accrued expenses	220	199
Short-term debt and current maturities of long-term debt	16	3
Short-term operating lease liabilities	54	53
Other current liabilities	12	13
Total current liabilities	674	682
Long-term liabilities
Long-term debt and obligations under finance leases	351	356
Deferred tax liability	1	7
Long-term operating lease liabilities	150	146
Other long-term liabilities	41	40
Total long-term liabilities	543	549
Commitments and Contingencies
Equity
Preferred stock, $0.01 par value; 10,000 shares authorized; 0 shares issued and outstanding as of March 31, 2024 and December 31, 2023	—	—
Common stock, $0.01 par value; 300,000 shares authorized; 117,544 and 117,026 shares issued and outstanding as of March 31, 2024 and December 31, 2023, respectively	1	1
Additional paid-in capital	593	590
Retained earnings (Accumulated deficit)	(9)	6
Accumulated other comprehensive loss	(3)	(3)
Total equity	582	594
Total liabilities and equity	$1,799	$1,825

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RXO, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended March 31,
(In millions)	2024	2023
Operating activities
Net income (loss)	$(15)	$—
Adjustments to reconcile net income (loss) to net cash from operating activities
Depreciation and amortization expense	16	18
Stock compensation expense	5	5
Deferred tax benefit	(7)	—
Other	2	1
Changes in assets and liabilities
Accounts receivable	27	40
Other assets	(1)	(14)
Accounts payable	(41)	(9)
Accrued expenses and other liabilities	21	1
Net cash provided by operating activities	7	42
Investing activities
Payment for purchases of property and equipment	(11)	(12)
Net cash used in investing activities	(11)	(12)
Financing activities
Proceeds from borrowings on revolving credit facilities	39	—
Repayment of borrowings on revolving credit facilities	(31)	—
Payment for tax withholdings related to vesting of stock compensation awards	(2)	(7)
Other	—	(1)
Net cash provided by (used in) financing activities	6	(8)
Effect of exchange rates on cash, cash equivalents and restricted cash	—	1
Net increase in cash, cash equivalents and restricted cash	2	23
Cash, cash equivalents, and restricted cash, beginning of period	5	98
Cash, cash equivalents, and restricted cash, end of period	$7	$121
Supplemental disclosure of cash flow information:
Leased assets obtained in exchange for new operating lease liabilities	$23	$10
Cash paid for income taxes, net	1	6
Cash paid for interest, net	1	—
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RXO, Inc.
Revenue Disaggregated by Service Offering
(Unaudited)

	Three Months Ended March 31,
(In millions)	2024	2023
Revenue
Truck brokerage	$564	$600
Last mile	232	240
Managed transportation	97	117
Freight forwarding	55	80
Eliminations	(35)	(27)
Total	$913	$1,010
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RXO, Inc.
Reconciliation of Net Income (Loss) to Adjusted EBITDA and Adjusted EBITDA Margin
(Unaudited)

	Three Months Ended March 31,
(In millions)	2024	2023
Reconciliation of Net Income (Loss) to Adjusted EBITDA
Net income (loss)	$(15)	$—
Interest expense, net	8	8
Income tax benefit	(6)	(3)
Depreciation and amortization expense	16	18
Transaction and integration costs	1	6
Restructuring costs	11	8
Adjusted EBITDA (1)	$15	$37

Revenue	$913	$1,010
Adjusted EBITDA margin (1) (2)	1.6%	3.7%

(1)See the “Non-GAAP Financial Measures” section of the press release.
(2)Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by Revenue.

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RXO, Inc.
Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss) and Adjusted Diluted Earnings (Loss) Per Share
(Unaudited)

	Three Months Ended March 31,
(Dollars in millions, shares in thousands, except per share amounts)	2024	2023
Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss) and Adjusted Diluted Earnings (Loss) Per Share
Net income (loss)	$(15)	$—
Amortization of intangible assets	3	3
Transaction and integration costs	1	6
Restructuring costs	11	8
Income tax associated with adjustments above (1)	(4)	(4)
Adjusted net income (loss) (2)	$(4)	$13

Adjusted diluted earnings (loss) per share (2)	$(0.03)	$0.11

Weighted-average shares outstanding
Diluted weighted-average shares outstanding	117,217	119,369

(1)The tax impact of non-GAAP adjustments represents the tax expense calculated using the applicable statutory tax rate that would have been incurred had these adjustments been excluded from net income (loss). Our estimated tax rate on non-GAAP adjustments may differ from our GAAP tax rate due to differences in the methodologies applied.
(2)See the “Non-GAAP Financial Measures” section of the press release.
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RXO, Inc.
Calculation of Gross Margin and Gross Margin as a Percentage of Revenue
(Unaudited)

	Three Months Ended March 31,
(Dollars in millions)	2024	2023
Revenue
Truck brokerage	$564	$600
Complementary services (1)	384	437
Eliminations	(35)	(27)
Revenue	$913	$1,010

Cost of transportation and services (exclusive of depreciation and amortization)
Truck brokerage	$484	$502
Complementary services (1)	250	284
Eliminations	(35)	(27)
Cost of transportation and services (exclusive of depreciation and amortization)	$699	$759

Direct operating expense (exclusive of depreciation and amortization)
Truck brokerage	$—	$—
Complementary services (1)	53	61
Direct operating expense (exclusive of depreciation and amortization)	$53	$61

Direct depreciation and amortization expense
Truck brokerage	$—	$—
Complementary services (1)	2	1
Direct depreciation and amortization expense	$2	$1

Gross margin
Truck brokerage	$80	$98
Complementary services (1)	79	91
Gross margin	$159	$189

Gross margin as a percentage of revenue
Truck brokerage	14.2%	16.3%
Complementary services (1)	20.6%	20.8%
Gross margin as a percentage of revenue	17.4%	18.7%

(1)Complementary services include freight forwarding, last mile and managed transportation services.
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